Exhibit 4.3


                               TWINLAB CORPORATION
               NON-EMPLOYEE DIRECTOR STOCK OPTION GRANT AGREEMENT


                  THIS  AGREEMENT,  made as of this  ____  day of  ____,  ______
between   TWINLAB   CORPORATION   (the   "Company")  and   ______________   (the
"Participant").

                  WHEREAS, the Company has adopted and maintains the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors (the "Plan") to promote the interests of the Company and its shareholders by providing the Company's non-employee directors with appropriate incentives and rewards to encourage them to take a long-term outlook when formulating policy applicable to the Company, to provide incentives for qualified individuals to become members of the Board of Directors, to encourage such individuals to remain on the Board of Directors and to provide them with an equity interest in the Company;

                  WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan;

                  WHEREAS, the Plan provides that as of the date following each annual meeting of the Company each Participant shall be granted options to purchase 2,500 shares of the common stock of the Company, par value $1.00 per share ("Stock"); and

                  WHEREAS, the Company's annual meeting for 1999 was held on __________________________;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows.

                  1. Grant of Option. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Committee hereby grants to the Participant an option (the "Option") to purchase 2,500 shares of Stock. The
Option does not  constitute  an "incentive  stock option"  within the meaning of
Section 422 of the Internal Revenue Code of 1986.

                  2. Grant  Date.  The Grant Date of the Option is  _________,
_____.

                  3.   Incorporation   of  Plan.   All  terms,   conditions  and
restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan or this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

                  4. Vesting Date. THE OPTION SHALL FIRST BECOME EXERCISABLE WITH RESPECT TO THE FOLLOWING NUMBER OF SHARES ON THE FOLLOWING
DATES:

==========================================================================
     Number of Shares                First Date on Which Such Number of
                                         Shares Becomes Exercisable
==========================================================================
            833
--------------------------------------------------------------------------
            833
--------------------------------------------------------------------------
            834
==========================================================================


                  5. Exercise Price. The exercise price-per share of each share with respect to which the Option is granted is $______, the Fair Market Value of Stock on the Grant Date.

                  6. Expiration Date; Effect of Termination of Membership on the Board of Directors.

                  (a) Subject to the provisions of the Plan and this Agreement, the Option granted hereby shall expire and terminate on the tenth anniversary of the Grant Date.

                  (b) In the event that a Participant's membership on the Board of Directors terminates for any reason other than the Participant's death, disability or the termination for Cause of the Participant's membership on the Board of Directors, (i) the Option, to the extent that it was exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date it shall expire, and (ii) the Option, to the extent that it was not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that the Option shall not be exercisable after the expiration of its term.

                  (c) In the event that (A) a Participant's membership on the Board of Directors terminates because of the Participant's disability or death or (B) a Participant dies during the 90-day period under Section 6(b), (i) the Option, to the extent that it was exercisable at the time of such termination or death, shall remain exercisable until the expiration of one year after such termination or death, on which date it shall expire, and (ii) the Option, to the extent that it was not exercisable at the time of such termination or death, shall expire at the close of business on the date of such termination or death; provided, however, that the Option shall not be exercisable after the expiration of its term.

                  (d) In the event that a Participant's membership on the Board of Directors is terminated for Cause, the Option shall expire at the commencement of business on the date of such termination. In the event the Participant has been permitted to exercise the Option, in whole or in part, on or after the date the Participant's membership on the Board of Directors is deemed to have been terminated for Cause, such exercise shall be deemed to have been

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

void ab initio and, upon demand by the Company, the Participant shall return to the Company any shares purchased upon such exercise, and the Company shall return to the Participant the exercise price paid by the Participant.

                  (e) In the event that a Participant's membership on the Board of Directors is terminated for Cause within one year after the Option is exercised, in whole or in part, all gain (as such term is defined in Section 8 of the Plan) realized by the Participant from such exercise shall be paid to the Company by the Participant upon notice from the Company to the Participant.

           7.  Method of Exercise.

           (a) The Option shall be exercisable in whole or in part; provided, however, that no partial exercise of the Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of the Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of the Option, this Agreement shall be returned to the Participant together with the delivery of the certificates described in Section 7(d).

           (b) The Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of shares of Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case this Agreement shall be returned to him.

           (c) Payment for shares of Stock purchased upon the exercise of the Option shall be made on the effective date of such exercise either (A) in cash, by certified check, bank cashier's check or wire transfer or (B) subject to the approval of the Board of Directors, in shares of Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

           (d) Certificates for shares of Stock purchased upon the exercise of the Option shall be issued in the name of the Participant, his beneficiary or such other party to whom the Participant transferred the Option pursuant to
Section 9, below, as the case may be, and delivered to the Participant, his beneficiary or such other party, as the case may be, as soon as practicable following the effective date of such exercise.

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

           8.  Securities Matters.

                  (b) The Company shall be under no obligation to (i) effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Stock to be issued thereunder or to effect similar compliance under any state laws; or (ii) to cause to be issued or delivered any certificates evidencing shares of Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Stock, if and when issued upon exercise of the Option, may be "restricted securities," as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

                  (b) The exercise of the Option shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of the Option in order to allow the issuance of shares of Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of the Option. During the period that the effectiveness of the exercise of the Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

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

                  9. Transferability. The Option shall be exercisable only by the Participant and shall not be assignable or transferable otherwise than (i) to the Participant's spouse, children or grandchildren ("Immediate Family Members"), (ii) to a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) to other parties as the Committee in its absolute discretion may from time to time approve, or (iv) by will or the laws of descent and distribution. Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. If the Participant is incapacitated, the Option may be exercised on the Participant's behalf by the Participant's guardian or legal representative, provided, however, that such an exercise shall not be effective unless and until the Committee has received evidence satisfactory to it as to the authority of such guardian or legal representative.

                  10. Notices. Any notice that either party hereto or the Committee may be required or permitted to give to the other with respect to the Plan or this Agreement shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows:

         (a)  if to the Company:

                  Twinlab Corporation
                  150 Motor Parkway
                  Hauppauge, New York 11788
                  Attn:  [                 ]

         (b)  if to the Committee:

                  Compensation Committee of the Board of Directors Twinlab Corporation
                  150 Motor Parkway
                  Hauppauge, New York 11788
                  Attn:  [Secretary]

         (c)  if to the Participant:

                  [Participant]
                  [Home address]

or to such other address as the person to whom the notice is directed shall have designated in writing to others.

                  11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party hereto upon any breach or default of either party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring,

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

nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

                  12. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

                  13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

                  15. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

                               TWINLAB CORPORATION

                               By: __________________________________________

                               ______________________________________________
                               [Participant]

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